Exhibit 7.1

August 15, 2024

Securities and Exchange Commission

100 F Street N.E.

Washington D.C. 20549

We have read the statements of Unusual Machines, Inc. relating to the events described under Item 4.02 of Form 8-K/A dated August 6, 2024 and we agree with such statements.

Very truly yours,

/s/ SALBERG & COMPANY, P.A.

SALBERG & COMPANY, P.A.